Exhibit 5.1

August 1, 2006

Programmer's Paradise, Inc.

1157 Shrewsbury Avenue

Shrewsbury, New Jersey 07702

Re: Programmer's Paradise, Inc. 2006 Stock-Based Compensation Plan

Ladies and Gentlemen:

On the date hereof, Programmer's Paradise, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 800,000 shares (the "Registered Shares") of the common stock, $0.01 par value per share, of the Company, which are being offered pursuant to the Programmer's Paradise, Inc. 2006 Stock-Based Compensation Plan (the "Plan"). This opinion is an exhibit to the Registration Statement.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation of the Company as presently in effect, (ii) the Company's Restated Bylaws as presently in effect, (iii) minutes and other instruments evidencing actions taken by the Company's directors and stockholders, (iv) the executed Registration Statement and the exhibits filed therewith or incorporated therein by reference (including the Plan), and (v) the Plan Prospectus. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance will be the same as such laws, rules and regulations in effect as of the date hereof.

Based on the foregoing, and subject to and in reliance upon the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Registered Shares have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state laws (including securities laws) of the states in which the Registered Shares may be offered and sold, when issued in accordance with the terms of the Plan, will be legally and validly issued, fully paid and non-assessable.

Our opinion herein is based solely upon the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or "blue sky" laws of any state to the offer and/or sale of the Registered Shares).

Our opinion contained herein is rendered to the Company in connection with the filing by the Company of the Registration Statement with the SEC pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing. This opinion may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below. We assume no obligation to advise you of any changes in the foregoing after the delivery of this letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated by the SEC.

Very truly yours,

/s/ DECHERT LLP